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INDIVIDUAL VARIABLE ANNUITY APPLICATION First Investors Life Insurance Company [110 Wall Street] [New York, New York 10005]

1a. Variable Annuity Options First Choice Variable Annuity ⁫ First Choice Bonus Annuity⁫	1b. Amount of Initial Purchase Payment $_________________________________
1c. IRA Yes ⁫ No ⁫ Regular ⁫ Transfer ⁫ Rollover ⁫ Beneficiary ⁫	1d. 1035 Exchange Yes ⁫ No ⁫
2. Proposed Owner Information

2a.  Name of Proposed Owner

__________________________________      _______________________________     __________________________________
   First                                                                Middle                                                                Last

Date of Birth: _______   ______   ______    Age Last Birthday: ________  Place of Birth: ________________  ________________
            Month       Day         Year                                                                                                      State                                      Country

Social Security Number:  _____________________      Sex Male ⁫ Female ⁫        Marital Status      Single⁫     Married ⁫

Home Address ____________________________________________________________________________________________
Street                                           City                                           State                                Zip

Telephone Numbers ____________________________________________      __________________________________________
Home                                                                Work

2b.  Name of Proposed Joint Owner

__________________________________      ______________________________     __________________________________
   First                                                                Middle                                                                Last

Date of Birth: _______   ______   ______    Age Last Birthday: ________  Place of Birth: ________________  ________________
            Month       Day         Year                                                                                                       State                                      Country

Social Security Number:  _____________________      Sex Male ⁫ Female ⁫        Marital Status      Single⁫     Married ⁫

Home Address ____________________________________________________________________________________________
Street                                           City                                           State                                Zip

Telephone Numbers __________________________________________      ___________________________________________
Home                                                                Work

3. Annuitant Designation
3a. Annuitant:

Name of Annuitant ______________________________     ___________________________     ___________________________
First                                           Middle                                                                Last

Address_______________________________________________________________Date of Birth________________________

Relationship to Proposed Owner___________________ Social Security Number_________________ Telephone #______________

3b.  Joint Annuitant:

Name of Joint Annuitant__________________...._________________________________....________________________________
First                                Middle                                                                Last

Address__________________________________________________________________Date of Birth________________________

Relationship to Proposed Owner____________________ Social Security Number_________________ Telephone #______________

4. Beneficiary Designation

4a. Primary Beneficiary(ies)

This designation is:   Revocable  ⁫          Irrevocable  ⁫

1. _________________________________________________________________________________________________________
First Name                      MI                      Last Name                      Social Security #            Relationship                         % Share
                 or Tax ID#                                                          (Total must equal 100%)

___________________________________________________________________________________________________________
Address:                                           City                                State                                Zip                      Telephone Number

2. _________________________________________________________________________________________________________
First Name                      MI                      Last Name                      Social Security #             Relationship                        % Share
                   or Tax ID#                                                      (Total must equal 100%)

___________________________________________________________________________________________________________
Address:                                           City                                State                                Zip                      Telephone Number

4b. Contingent Beneficiary(ies)

This designation is:  Revocable  ⁫    Irrevocable  ⁫

1. _________________________________________________________________________________________________________
First Name                      MI                      Last Name                      Social Security #                 Relationship                      % Share
                  or Tax ID#                                                      (Total must equal 100%)

___________________________________________________________________________________________________________
Address:                                           City                                State                                Zip                      Telephone Number

2. _________________________________________________________________________________________________________
First Name                      MI                      Last Name                      Social Security #                  Relationship                     % Share
                 or Tax ID#                                                      (Total must equal 100%)

___________________________________________________________________________________________________________
Address:                                           City                                State                                Zip                      Telephone Number

Suitability

A variable annuity is designed to achieve long-term financial objectives.  It is not suitable as a vehicle for short-term savings due to the charges applicable to the Contract.  You should not purchase this Contract if you believe you may need to surrender it during the surrender charge period.

Right to Examine Period and  Initial Purchase Payment Investment
Once your Variable Annuity Contract is issued and delivered to you, you have a “Free Look” period to decide if you want to keep your Contract.  Your Free Look period begins when you sign and date your Contract Delivery Receipt or if your Contract is mailed to you, the Certified Return Receipt from the Post Office.  The portion of the initial net premium allocated to the subaccounts will be invested in the Cash Management Fund subaccount for a period of time equal to the “Free Look” period as indicated on the Contract’s cover.  After the Free Look period expires, the Company will transfer the invested funds to the subaccounts you have selected.  Premium allocated to the Fixed Account will be invested in the Fixed Account upon issuance of the Contract.

Contract Disclosures

The subaccount selections below are consistent with the investment objectives indicated.  I understand that these subaccount selections and transfer options will be relied upon by First Investors Life in regard to all Contract Transactions.  These options may be changed after the date of this application only by providing First Investors Life with a written request and instruction to change.  There shall be no Annuity Contract unless a Contract is issued based on this Application.

5. Proposed Owner’s Financial Information
5a. Financial Resources

Liquid Net Worth $_______________________                                                             Total Net Worth $________________________

Annual Income $_________________________                                                             Marginal Tax Rate ______________________%

5b. Investment Experience

Stocks                 ☐          Bonds            ☐           Mutual Funds                                ☐

Other                   ☐           None             ☐           Variable Life Insurance                 ☐

5c. Risk Profile

______________% Conservative ______________% Moderate – ______________% Moderate –
Willing to accept some risk, but more interested in stability of principal than in larger return on investments.

Willing to accept average risk of fluctuation of principal in exchange for the potential of larger long-term returns on investments.

Willing to accept significant fluctuation of principal in exchange for the potential for significant long-term returns on investment.

5d. Investment Objectives (Prioritize 1-4) _________Growth _________Income _________Tax Reduction _________Other
6a.  Do you, the Proposed Owner understand that in the Annuity Contract applied for:

6b. The amount of the Cash Value may increase or decrease depending upon the investment experience of the Subaccounts and the interest paid on the Fixed Account, if chosen?

6c. The Contract values reflect certain deductions and  charges?

6d. The Contract may be subject to a Surrender Charge, upon full or partial Surrender?
	Yes ð Yes ð Yes ð	No ð No ð No ð
7. Did you, the Proposed Owner receive a prospectus?	Yes ð	No ð
If “Yes” indicate the date of the prospectus. Date: ________________________

8. Purchase Payment Investment Options
Subaccount Allocations Select the Subaccounts and/or the Fixed Account and the percentage of the net purchase payment to be allocated to each.
Subaccount [Cash Management Fund] [Equity Income Fund] [Fund for Income Fund] [Government Fund] [Growth and Income Fund] [International Fund] [Investment Grade Fund]	% Allocated ___________ ___________ ___________ ___________ ___________ ___________ ___________	Subaccount [Opportunity Fund] [Select Growth Fund] [Special Situations Fund] [Target Maturity 2015 Fund] [Total Return Fund] Fixed Account (maximum 50%) Total Allocation	% Allocated ___________ ___________ ___________ ___________ ___________ ___________ 100%

9.  Accumulation Value Reallocation Options

Only the Automated Subaccount Reallocation Option or the Systematic Transfer Option but not both may be in effect at the same time.  The Fixed Account is not eligible for Automatic Reallocation.

9a. Automated Subaccount Reallocation Option

Do you select the Automated Subaccount Reallocation Option feature of your Contract?      Yes ð          No ð

If Yes, Automatic Reallocation will occur quarterly based on the Purchase Payment allocations selected for the Subaccounts.

9b. Systematic Transfer Option

Do you select the Systematic Transfer Option?   Yes ð   No ð          If “Yes” select the frequencyMonthly ☐        Quarterly ☐

Designate the Subaccounts to be used for the Transfer.  The Fixed Account is not eligible for the Systematic Transfer Option.

Transfer Amount ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________
     From
Subaaccount

[Cash Management Fund]

[Equity Income Fund]

[Fund for Income Fund]

[Government Fund]

[Growth and Income Fund]

[International Fund]

[Investment Grade Fund]

[Opportunity Fund]

[Select Growth Fund]

[Special Situation Fund]

[Target Maturity 2015 Fund]

[Total Return Fund]
To Subaccount ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________ ___________
Minimum Transfer Amount is $100 (Whole Dollar Amounts Only)

10. Annuity Payment Information
10a. Annuity Payout Benefit Options		10b. Annuity Payments to Begin
☐ Single Life Annuity ☐ Joint and Two Thirds to Survivor	☐ Joint and Survivor Annuity ☐ Joint and One-Half to Survivor	Age 65 Other		☐ ☐ ___________________
☐ Single Life Annuity with Payments Guaranteed for ☐ 10 Years ☐ 20 Years		10c. Frequency of Payments
☐ Joint and Survivor Annuity with Payments Guaranteed for ☐ 10 Years ☐ 20 Years ☐ Refund Life Annuity		Monthly Semi Annual	☐ ☐	Quarterly Annual	☐ ☐
10d. Payout Option: ☐ Fixed ☐ Variable ☐ Combination Fixed ____% Variable ____% 10e. Assumed Interest Rate: ☐ 0% ☐ 3% ☐ 5% (for variable annuity payment calculation)
11. Remarks
______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

(Attach an Additional Sheet if Necessary)

Proposed Owner’s Acknowledgement

1.	Do you have an existing annuity contract(s) or life insurance policy(ies) currently in force or applied for?
Yes ☐           No ☐
2.	Is the Annuity applied for intended to replace any other annuity contract(s) or life insurance policy(ies) currently in force?
Yes ☐           No ☐
3.	Did you receive a prospectus?
Yes ☐           No ☐                                If “Yes” indicate the date of the prospectus.                                   Date: _____________

If you answer “Yes” to 1 and/or 2, please furnish company name(s) and contract and/or policy numbers in the “Remarks” section.

By signing below and submitting this Annuity Application, I acknowledge that:

●
My agent reviewed with me the benefits, fees, expenses, taxes and other information about the annuity I am applying for and I understand how the annuity contract fits within my overall financial needs and plan.

●
Based on that information and understanding, and to the best of my knowledge and belief, this annuity is appropriate and suitable for my investment time horizon, goals and objectives and financial situation and needs.

●
I hereby represent that my answers to the above questions to be true and correct to the best of my knowledge and belief.  I understand that this application shall become part of any annuity contract issued by the Company.

Agent's Statement
1.	To the best of your knowledge does any Proposed Owner have an existing annuity contract(s) or life insurance policy(ies) currently in force or applied for?	Yes ☐ No ☐

2.	To the best of your knowledge is the annuity applied for intended to replace any other annuity contract(s) or life insurance policy(ies) currently in force?	Yes ☐ No ☐

3.	This purchase was: ☐ Solicited ☐ Unsolicited

By signing below, I certify that:

●	I discussed with the Proposed Owner the benefits, fees, taxes and other information about the annuity; and

●	I believe the annuity applied for is appropriate and suitable for the Proposed Owner.

 Fraud Warning

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Dated at _______________________________________________ this _______day of ____________________, 2______
City & State                                                      day                                Month                              Year

Signature of Proposed Owner____________________________________________________________________________

Signature of Proposed Joint Owner (if any)_________________________________________________________________

Signature of Annuitant (if other than the Proposed Owner)_____________________________________________________

Signature of Joint Annuitant (if other than the Proposed Owner)_________________________________________________

Name of Licensed Agent________________________________________________________________________________

Signature of Licensed Agent_____________________________________________________________________________

Agent’s License Number: _______________________________________________________________________________

Manager’s Section:  I believe that the purchase of this annuity is suitable, taking into consideration all of the factors cited above, as well as what is cited in Rules 2310 and 2821.

Name of Manager/Designee_________________________________________________________Date______________________

Signature of Manager/Designee______________________________________________________Date______________________